Exhibit 99.1
Press Release
Release date: November 4, 2025

Uniti Group Inc. Reports Third Quarter 2025 Results

Reiterates 2025 Outlook for Consolidated Revenue and Adjusted EBITDA

Strengthened Balance Sheet and Extended Maturity Profile Through Recent Financings
•Net Income of $1.609 Billion for the Third Quarter Includes One-Time Gain Related to Merger with Windstream
•Consolidated Revenue and Adjusted EBITDA of $722.6 Million and $327.8 Million, Respectively, for the Third Quarter

LITTLE ROCK, Ark., November 4, 2025 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the third quarter 2025.

Key highlights during the quarter included:

•Consolidated Fiber Revenue Grew 13% Year-over-Year in the Third Quarter
•Kinetic Consumer Fiber Revenue Grew 26% Year-over-Year in the Third Quarter
•Kinetic Consumer Fiber Subscribers Grew 17% Year-over-Year in the Third Quarter
•Kinetic Consumer Fiber Gross Adds of ~36,000; Highest Ever on Record
•Kinetic Consumer Fiber Net Adds of ~24,000; Highest in 2 Years
•Fiber Infrastructure New Bookings Monthly Recurring Revenue of $1.6 Million; Highest in Over 2 Years

“We saw outstanding growth in our fiber businesses during the quarter that was driven by strong and increasing industry demand from hyperscalers, large enterprises and residential customers. At Kinetic, we implemented key initiatives to accelerate our fiber-to-the-home build, including key new additions to our leadership team and the on-boarding of third party construction partners, and now have a comprehensive plan in place to reach 3.5 million homes with fiber by 2029,” commented Kenny Gunderman, President and Chief Executive Officer of Uniti.

Mr. Gunderman continued, “At Fiber Infrastructure, we are executing well on our lease-up strategy, and we continue to see strong demand from the hyperscalers with a sales funnel that represents $1.7 billion of total contract value. We also recently completed several financing transactions, including our second fiber securitization at Uniti Fiber, that not only extends the maturity profile of our company, but results in substantial annual interest rate savings.”
QUARTERLY RESULTS
Consolidated revenues for the third quarter of 2025 were $722.6 million. Consolidated net income and Adjusted EBITDA were $1.609 billion and $327.8 million, respectively, for the same period, achieving Adjusted EBITDA margins of approximately 45%. Net income includes a one-time gain of $1.685 billion related to the settlement of preexisting relationships in connection with the Company’s merger with Windstream.

Kinetic contributed $360.3 million of revenues and $155.4 million of contribution margin for the third quarter of 2025, achieving margins of approximately 43%. Kinetic’s net capital expenditures during the quarter were $147.7 million.
Fiber Infrastructure contributed $226.6 million of revenues and $157.7 million of contribution margin for the third quarter of 2025, achieving margins of approximately 70%. Fiber Infrastructure’s net capital expenditures during the quarter were $47.7 million.

Uniti Solutions contributed $135.7 million of revenues and $72.2 million of contribution margin for the third quarter of 2025, achieving margins of approximately 53%. Uniti Solutions’ net capital expenditures during the quarter were $4.9 million.

FINANCING TRANSACTIONS

On October 6, 2025, Uniti completed its previously announced offering of $1.4 billion aggregate principal amount of 7.500% Senior Secured Notes due 2033 and entered into a new seven-year term loan facility with a principal amount of $1.0 billion that will accrue interest at a rate of Term SOFR + 4.00% per annum. Proceeds from these transactions were used to fund the redemption in full of the outstanding 10.50% Senior Secured Notes due 2028, and to pay any related premiums, fees and expenses in connection with the transactions.

On October 6th, Uniti also entered into amendments to legacy Uniti’s and legacy Windstream’s Credit Agreements to, subject to receipt of customary regulatory approvals, extend the maturity date of the respective revolving facilities to December 30, 2027.

On October 24, 2025, Uniti announced that it had closed on its previously announced $250 million fiber securitization notes offering (collectively, the “Series 2025-2 Term Notes”). The Series 2025-2 Term Notes have a weighted average coupon rate of approximately 5.671% and will be secured by certain fiber network assets and related customer contracts in the states of Alabama, Florida, Georgia, Louisiana, Mississippi and South Carolina. Uniti intends to use the net proceeds for general corporate purposes, which may include success-based capital expenditures and/or repayment of outstanding debt.

LIQUIDITY
At quarter-end, the Company had approximately $604.0 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement.

OTHER ITEMS

Due to the ongoing finalization of certain accounting treatment related to Uniti’s merger with Windstream, the Company is not able to furnish Uniti’s consolidated balance sheet and consolidated statements of cash flow at this time. However, these schedules will be provided in the Company’s Form 10-Q filing with the U.S. Securities and Exchange Commission no later than November 10, 2025.

UPDATED FULL YEAR CONSOLIDATED 2025 OUTLOOK

The Company is updating its 2025 outlook primarily for business unit level revisions, the impact from the issuance of the 7.50% senior secured notes due 2033 and new term loan facility, the full redemption of the 10.50% senior secured notes due 2028, the issuance of the most recent fiber securitization notes offering, and transaction related and other costs incurred to date. This outlook excludes any impact from other future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.

The Company’s 2025 outlook is based on management’s current expectations and beliefs but is subject to change as it continues the integration of Uniti and Windstream.

The Company’s consolidated outlook for 2025 is as follows (in millions):

	Full Year 2025
Revenue	$2,215	to	$2,265
Net income attributable to common shareholders	1,440	to	1,490
Adjusted EBITDA (1)	1,110	to	1,160
Interest expense, net	645	to	645
__________________________

(1) See “Non-GAAP Financial Measures” below.

CONFERENCE CALL
Uniti will hold a conference call today to discuss this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time). The conference call will be webcast live on Uniti’s Investor Relations website at investor.uniti.com. Those parties interested in participating via telephone may register on the Company’s Investor Relations website or by clicking here. A replay of the call will also be made available on the Investor Relations website.
ABOUT UNITI

Uniti (NASDAQ: UNIT) is a premier insurgent fiber provider dedicated to enabling mission-critical connectivity across the United States. We build, operate, and deliver fast and reliable communications services, empowering more than a million consumers and businesses in the digital economy. Our broad portfolio of services is offered through a suite of brands: Uniti Wholesale, Kinetic, Uniti Fiber, and Uniti Solutions. Visit us online at www.uniti.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and management’s current expectations with respect to the future, involve certain risks and uncertainties, and are not guarantees. These forward-looking statements include, but are not limited to, statements regarding Uniti’s fiber build strategy, the businesses growth potential, and 2025 outlook. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “predicts” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Uniti may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements. Future results may differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Uniti makes. These forward-looking statements involve risks and uncertainties, known and unknown, that could cause events and results to differ materially from those in the forward-looking statements, including, without limitation: unanticipated difficulties or expenditures relating to the merger of Uniti and Windstream; competition and overbuilding in consumer service areas and general competition in business markets; risks related to the Company’s indebtedness, which could reduce funds available for business purposes and operational flexibility; rapid changes in technology, which could affect its ability to compete; risks relating to information technology system failures, network disruptions, and failure to protect, loss of, or unauthorized access to, or release of, data; risks related to various forms of regulation from the Federal Communications Commission, state regulatory commissions and other government entities and effects of unfavorable legal proceedings, government investigations, and complex and changing laws; risks inherent in the communications industry and associated with general economic conditions; and additional risks set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the U.S. Securities and Exchange Commission as well as the Company’s predecessor’s registration statement on Form S-4 dated February 12, 2025. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. Uniti does not assume any obligation to update any forward-looking statements.
NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Such measures should not be considered as alternatives to GAAP. Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.
Consolidated Statements of Income
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues and sales:
Service revenues	$695.3	$287.5	$1,282.0	$861.1
Sales revenues	27.3	4.7	35.3	12.5
Total revenues and sales	722.6	292.2	1,317.3	873.6
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	261.4	32.8	323.7	98.5
Cost of sales (exclusive of depreciation and amortization included below)	22.6	1.7	27.4	8.2
Selling, general and administrative	121.2	26.7	177.4	80.5
Depreciation and amortization	202.3	79.3	361.7	234.9
Gain on sale of operating assets	—	—	—	(19.0)
Transaction related and other costs	157.7	14.4	179.0	31.1
Total costs and expenses	765.2	154.9	1,069.2	434.2
Operating (loss) income	(42.6)	137.3	248.1	439.4
Other (expense) income, net	(0.2)	—	(1.3)	0.3
Gain on settlement of preexisting relationships	1,685.4	—	1,685.4	—
Interest expense, net	(168.2)	(131.0)	(467.0)	(381.7)
Income before income taxes	1,474.4	6.3	1,465.2	58.0
Income tax benefit	134.5	5.9	145.2	13.8
Net income	1,608.9	12.2	1,610.4	71.8
Participating securities’ share in earnings	(35.4)	(0.3)	(41.3)	(1.5)
Dividends declared on preferred stock	(9.9)	—	(9.9)	—
Net income attributable to common shareholders	$1,563.6	$11.9	$1,559.2	$70.3
Net income attributable to common shareholders - Basic	$1,563.6	$11.9	$1,559.2	$70.3
Dividends declared on preferred stock	9.9	—	9.9	—
Impact of if-converted dilutive securities	6.2	—	18.2	—
Net income attributable to common shareholders - Diluted	$1,579.7	$11.9	$1,587.3	$70.3
Earnings per common share:
Basic	7.26	0.08	9.29	0.49
Diluted	4.92	0.08	7.21	0.49

Weighted-average number of common shares outstanding:
Basic	215.2	143.2	167.8	143.0
Diluted	320.9	143.2	220.0	143.0

Uniti Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$1,608.9	$12.2	$1,610.4	$71.8
Depreciation and amortization	202.3	79.3	361.7	234.9
Interest expense	168.2	131.0	467.0	381.7
Income tax benefit	(134.5)	(5.9)	(145.2)	(13.8)
EBITDA	$1,844.9	$216.6	$2,293.9	$674.6
Stock-based compensation	10.1	3.4	17.4	10.1
Transaction related and other costs	157.7	14.4	179.0	31.1
Gain on sale of operating assets	—	—	—	(19.0)
Gain on settlement of preexisting relationships	(1,685.4)	—	(1,685.4)	—
Other, net:
Other expense (income), net	0.2	—	1.3	(0.3)
Amortization of non-cash rights-of-use assets	0.3	0.8	2.0	2.5
Severance costs	—	0.1	—	1.6
Total other, net	0.5	0.9	3.3	3.8
Adjusted EBITDA	$327.8	$235.3	$808.2	$700.6
Contribution margin:
Kinetic	$155.4	$—	$155.4	$—
Uniti Solutions	72.2	—	72.2	—
Fiber Infrastructure	157.7	249.9	669.0	745.2
	$385.3	$249.9	$896.6	$745.2

Uniti Group Inc.
Projected Future Results (1)
(In millions)

Year Ended December 31, 2025
Net Income (2)	$1,440 to $1,490
Interest expense, net	645
Depreciation and amortization	625
Income tax benefit	(125)
EBITDA (2)	2,585 to 2,635
Stock-based compensation	25
Gain on settlement of preexisting relationships	(1,685)
Transaction related and other costs (3)	185
Adjusted EBITDA (2)	$1,110 to $1,160

(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above
(2)The components of projected future results may not add due to rounding.
(3)Future transaction related costs not mentioned herein are not included in our current outlook.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA and Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Adjusted EBITDA are important non-GAAP supplemental measures. Following the Merger, legacy Uniti ceased to be a REIT, and the Company does not qualify as a REIT for U.S. federal income tax purposes. Accordingly, the Company does not expect to report FFO and AFFO in future periods.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), goodwill impairment charges, severance costs, amortization of non-cash rights-of-use assets, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). Adjusted EBITDA includes adjustments to reflect the Company’s share of Adjusted EBITDA from unconsolidated entities. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Further, our computations of EBITDA and Adjusted EBITDA may not be comparable to that reported by other companies that define EBITDA and Adjusted EBITDA differently than we do.

INVESTOR CONTACTS:
Paul Bullington
Senior Executive Vice President, Chief Financial Officer & Treasurer
251-662-1512
paul.bullington@uniti.com
Bill DiTullio
Senior Vice President, Investor Relations & Treasury
501-850-0872
bill.ditullio@uniti.com

MEDIA CONTACTS:

Scott L. Morris
Associate Director, Media & External Communications
501-580-4759
scott.l.morris@uniti.com

Brandi Stafford
Vice President, Corporate Communications
501-351-0067
brandi.stafford@uniti.com